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                                                                    EXHIBIT 99.1

[IRIDIUM LOGO]

FOR IMMEDIATE RELEASE                                  CONTACT: John Windolph
                                                                +1.202.326.5656


                       IRIDIUM SATELLITE ANOMALY REPORTED


(WASHINGTON, D.C. -- July 18, 1997) Iridium LLC was informed by Motorola that it has lost communications with an IRIDIUM satellite, confirmed through technical analysis on Thursday, July 17, 1997. The satellite, one of five launched July 9, 1997, was in a parking orbit awaiting its ascent to final mission orbit. The other 16 satellites orbiting the Earth continue to function within normal parameters.

Iridium LLC was advised by Motorola that should loss of the satellite be confirmed, Iridium LLC will not bear the financial risk of loss, nor will it impact the scheduled date for commercial service in September 1998.

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   IRIDIUM is a registered trademark and service mark of Iridium LLC (C) 1997





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